UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2013

GYRODYNE COMPANY OF AMERICA, INC.

(Exact name of Registrant as Specified in its Charter)

New York	000-01684	11-1688021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ONE FLOWERFIELD

SUITE 24

ST. JAMES, NEW YORK 11780

(Address of principal executive

offices) (Zip Code)

(631) 584-5400

Registrant’s telephone number,

including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Gyrodyne Company of America, Inc. (the “Company”) held on December 27, 2013 (the “2013 Meeting”), the Company’s shareholders voted on the matters set forth below. Each issued common share was entitled to one vote on the proposals voted on at the 2013 Meeting. Of the 1,482,680 shares of the Company’s common stock outstanding and eligible to vote at the 2013 Meeting, 1,321,673 shares, or 89.14% of the eligible common stock, were present either in person or by proxy. The final results of the matters voted on at the 2013 Meeting are provided below.

1.	On the proposal to elect two directors, the voting totals were as follows:

Name	For	Withheld	Broker Non-Votes
Ronald J. Macklin	815,212	14,428	492,033
Philip F. Palmedo	814,794	14,846	492,033

The other directors whose terms of office as a director continued after the 2013 Meeting are as follows: Elliot H. Levine, Paul L. Lamb, Nader G.M. Salour, and Richard B. Smith.

2.	On the proposal to approve, on a non-binding basis, the compensation of the Company’s named executive officers as disclosed in the 2013 Proxy Statement, the voting totals were as follows:

For	Against	Abstain	Broker Non-Votes
719,577	17,413	92,650	492,033

3.	On the stockholders’ vote to determine one of the following options for the frequency of holding a non-binding stockholder advisory vote on the compensation of the Company's named executive officers: either every year, once every two years, or once every three years, the voting totals were as follows:

1 Year	2 Years	3 Years	Abstain
394,404	3,905	92,650	89,151

4.	On the proposal to ratify the engagement of Baker Tilly Virchow Krause, LLP (successor to Holtz Rubenstein Reminick LLP) as independent accountants for the 2013 fiscal year, the voting totals were as follows:

For	Against	Abstain	Broker Non-Votes
1,270,552	45,131	5,990	492,033

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GYRODYNE COMPANY OF AMERICA, INC.

By: /s/ Frederick C. Braun III

Frederick C. Braun III

President and Chief Executive Officer

Date: January 2, 2014